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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Management Committee
Northern Border Pipeline Company:

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-97705) filed by Northern Border Pipeline Company of our report dated September 6, 2002, with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2001 and 2000, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2001 for Northern Border Pipeline Company.

Our report refers to the adoption of Statement of Financial Accounting Standards
(SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which was subsequently amended by SFAS No. 137 and SFAS No. 138.


Omaha, Nebraska
October 7, 2002

                                            /s/ KPMG LLP